UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 28, 2006

ENDOVASC, INC.
(Exact Name of Small Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-28371	76-0512500
(Commission File Number)	(IRS Employer Identification No.)

550 Club Drive, Suite 345
Montgomery, TX	77316
(Address of Principal Executive Offices)	(Zip Code)

(936) 582-5920
(Registrant’s Telephone Number, Including Area Code)

550 Club Drive, Suite 435, Montgomery, TX 77316
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 - Registrant’s Business and Operations

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Endovasc is pleased to announce the appointment of Mr. Thomas Hall to its Board of Directors, effective Nov 28, 2006.

Mr. Hall is Founder President & Chief Executive Officer of BrandworksPartners LLC, a packaged goods firm focused on acquiring midsize global brands for expansion in mass channels, primarily in the United States and Europe. While in this position, he has achieved an average annual sales growth rate of 36% for the company. Prior to founding BrandworksPartners, Mr. Hall was the President & Chief Operating Officer of Lansinoh Laboratories, a therapeutic lotions and baby care products company, where he was responsible for the company’s operating results, distribution and manufacturing, and was a member of its Board of Directors.

Thomas Hall’s marketing experience commenced at Procter & Gamble in Brand Management where he worked on advertising and marketing strategies, pre-market qualification, packaging, and sales force targeting on various brands such as Metamucil, Aleve, and Crest Complete. While with Procter & Gamble, he led a $50 million product introduction including a $25 million media campaign which resulted in a record 15% market share in the United States. In addition, Mr. Hall was instrumental in the prescription to over-the-counter switch of Naprosyn, where he qualified the “All Day Strong” positioning.

Following his experience with Procter & Gamble, Mr. Hall joined Beiersdorf AG as the Director, Personal Healthcare Division where he was responsible for marketing, financial performance, and product development for a $60 million business including first-aid and baby care products. Subsequently, he gained international experience by accepting the role of Director, Medical Division in Athens, Greece where he led a 35 person team and was responsible for the marketing, manufacturing and sales of therapeutic lotions, first aid, orthopedic, feminine hygiene, and birth control brands.

Mr. Hall earned a B.S. in History/Asian studies at Cornell University and subsequently earned his MBA in International Business at Georgetown University, where he was a Beta Gamma Sigma Scholar. Currently, Mr. Hall is an adjunct Professor at Northeastern University Business School and a Trustee for the Scituate Historical Society as well as a member of the Board of Directors at BrandworksPartners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The following documents are filed as an exhibit to this report.

EXHIBIT	DESCRIPTION
16.1*	Endovasc press release dated November 28, 2006

ENDOVASC, INC
(Registrant)

Date: November 28, 2006
	By:	/s/ Diane Dottavio
(Signature)
	Name:	Diane Dottavio
	Title:	President and Chief Executive Officer